As filed with the Securities and Exchange Commission on January 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Patria Investments Limited

(Exact name of Registrant as specified in Its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Cayman Islands	6282	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

18 Forum Lane, 3rd floor,

Camana Bay, PO Box 757, KY1-9006

Grand Cayman, Cayman Islands

+1 345 640 4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patria Investments US LLC

601 Lexington Avenue, 17th floor

New York, NY 10022

+1 (646) 313 6271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Manuel Garciadiaz Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	S. Todd Crider Grenfel S. Calheiros Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2502

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-251823

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Class A common shares, par value US$0.0001 per share	US$98,072,000	US$10,699.66

(1)

Based on the initial public offering price of $17.00 per Class A common share, the public offering price to be set forth on the cover page of the Registrant’s prospectus dated January 21, 2021 relating to its public offering pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-251823). A registration fee of US$53,498.28 was previously paid in connection with that Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $98,072,000 is hereby registered, which includes Class A common shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the prior Registration Statement.

(2)	Includes additional Class A common shares that the underwriters have the option to purchase.
(3)	Calculated pursuant to Rule 457(o), based on the proposed maximum aggregate offering price.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-251823) of Patria Investments Limited (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on January 21, 2021, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

5.1	Opinion of Maples and Calder, Cayman Islands counsel of Patria Investments Limited, as to the validity of the Class A common shares

23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes

23.3	Consent of Maples and Calder, Cayman Islands counsel of Patria Investments Limited (included in Exhibit 5.1)

24.1*	Powers of attorney (included on signature page to the registration statement)*

*	Previously filed.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-251823 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of George Town, Cayman Islands, on this 21st day of January, 2021.

Patria Investments Limited

By:	/s/ Alexandre Teixeira de Assumpção Saigh
Name:	Alexandre Teixeira de Assumpção Saigh
Title:	Chief Executive Officer

By:	/s/ Marco Nicola D’Ippolito
Name:	Marco Nicola D’Ippolito
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Alexandre Teixeira de Assumpção Saigh	Chief Executive Officer and Director (principal executive officer)	January 21, 2021
Alexandre Teixeira de Assumpção Saigh

/s/ Marco Nicola D’Ippolito	Chief Financial Officer (principal financial officer and principal accounting officer)	January 21, 2021
Marco Nicola D’Ippolito

*	Director	January 21, 2021
Olímpio Matarazzo Neto

*	Director	January 21, 2021
Otávio Castello Branco

Director
Sabrina Foster

/s/ Marco Nicola D’Ippolito	Patria Investments US LLC Authorized representative in the United States	January 21, 2021
Marco Nicola D’Ippolito

*

By:	/s/ Marco Nicola D’Ippolito
Marco Nicola D’Ippolito Attorney-in-Fact

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